EXHIBIT 10.12

DEFINITIVE OUTPUT AGREEMENT

This DEFINITIVE OUTPUT AGREEMENT (the “Agreement”) is dated as of January 30, 2007 (the “Effective Date”) by and between ALGAL TECHNOLOGIES, INC., an Arizona corporation, located at P.O. Box 1509, Overgaard, Arizona 85933 (“Algal”), and RAW MATERIAL, INC., a Nevada corporation a division of XenaCare Holdings, Inc., located at 3725 W. Hillsboro Blvd., Deerfield Beach, Florida 33442 (“RMI”).

RECITALS

A.

Algal is in the business of researching, extracting, developing, producing and distributing proprietary products derived and manufactured from various species of marine and fresh water organisms.

B.

RMI is in the business of packaging, selling and distributing vitamins, nutritional supplements, skin care products, and animal care products in various countries throughout the world.

Algal desires to sell all of its output of Docosahexanoic Acid (DHA) and Eicosapentaenoic Acid (EPA), and Meal and Meal Fractions derived from microalgae produced by Algal and the extraction process of fatty acid products including, but not limited to: Proteins, mineral constituents, Metallosaccharides™, Metalloglycosides™, Lignans, Phospholipids and Glycosphingolipids referred to collectively as the “Products” to RMI and to grant RMI the exclusive purchase rights of all Algal’s output of the Products  and RMI desires to acquire all of Algal’s output of Products according to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the terms, conditions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Appointments.

a.

Algal as Exclusive Supplier.  Subject to and in accordance with the terms and conditions of this Agreement, RMI hereby appoints Algal as its exclusive supplier of the Products during the term of this Agreement and Algal hereby accepts such appointment.  RMI shall not carry, market, sell, consult with or otherwise do business with any company that manufactures, sells, markets or otherwise creates microalgae-based products that are in any way competitive to the Products.

b.

RMI as Exclusive Purchaser.  Subject to and in accordance with the terms and conditions of this Agreement and so long as RMI is not default of any of the terms and conditions of this Agreement, Algal hereby appoints RMI as the exclusive purchaser of the Products during the term of this Agreement, and RMI hereby accepts such appointment.  So long as the foregoing exclusivity is in effect, RMI shall have the right to brand, license, market, sell and distribute the Products in bulk and finished forms under various brand names on a worldwide basis.

2.

Products; Storage.  RMI shall purchase from Algal and Algal shall sell to RMI, pursuant to the terms of this Agreement, all Algal’s output of the Products.  Algal shall provide storage and housing of the Products and the raw material of the Products up until delivery to RMI.  Algal shall be responsible for all aspects of sourcing and preparing the Products for market readiness and developing primary market sales and support materials for humans and animals. This includes the warehousing and shipping of the raw material, unless other arrangements are made. This will also include maintaining an ongoing research agenda to validate the safety and effectiveness of the Products for multiple benefits.  Algal will also ensure compliance with applicable government regulations for sales of Algal Products to humans and animals, both domestically and abroad.  RMI will purchase the Products in bulk from Algal, or have a co-packer/contract manufacturer perform production services (like encapsulations), although other mutually agreeable options will remain open.  Other mutually agreeable production arrangements for liquid forms can also be made.

3.

Ordering Procedures.  Algal will provide RMI with a production and a shelf life projection of the Products at least 30 days before the commencement of that production. Based on the potential volume of that production projection and the need for market placement of that volume, RMI will inform Algal, in writing, with the amount of projected volume it can purchase for its market placement commitments. In the event that already authorized production is in process or completed, RMI will purchase that product.  Then, at least 5 days prior to when the Products will be available to RMI for pick-up, Algal shall give RMI notice of such coming availability of the authorized production, in the form of a commercial invoice, sent via facsimile to the number provided by RMI for that purpose (the “Availability Notice”).  The Availability Notice shall (i) include the date that the Products will be available to RMI (the “Availability Date”) and (ii) specify the amount of each type of Product to be purchased.  Upon its receipt of the Availability Notice, RMI shall notify Algal in writing, sent via facsimile to the number provided by Algal for that purpose within twenty-four (24) hours, of RMI’s intent to purchase all of the DHA and EPA listed in the Availability Notice.  If RMI is unable to purchase all of the production of said Products from Algal, then Algal will make every attempt to store the Products until such time as RMI can purchase these Products, up to the shelf life expiration of the Products.  If said Products market value becomes jeopardized due to the Products exceeding their shelf life  date, then RMI will purchase these Products from Algal.  Algal will ensure and/or oversee that Products are placed on appropriate vehicles for transportation. Notwithstanding, all other provisions for deliveries and risk shall be the modified EXW Algal’s Production Facility (as EXW is defined in the specific modified version of “Incoterms 2000,” attached hereto as Exhibit A).

4.

Purchase Price.  Algal shall determine the purchase price of the Products and shall take input into account from RMI as to appropriate pricing levels.  In the future, RMI and Algal shall meet every six (6) months or more frequently, if necessary, to review the price. Payment terms shall be net 30 days from the Availability Date for the applicable purchase order.  If full payment is not received by Algal within 30 days of the Availability Date, RMI’s account will be deemed delinquent, and a late payment fee of one and one half percent (1.5%) of the balance due will be charged each month.  Algal reserves the right to suspend performance, to decline to deliver except for cash, and/or to stop delivery of Products when RMI’s account is delinquent without merit, as determined by Algal.

5.

Termination of Exclusivity.

a.

Right of Algal to Sell Products to Third Parties.  In the event RMI is unable, or fails to purchase from Algal all of Algal’s output of the Products listed in an Availability Notice, and does so for a period of ninety (90) consecutive days then, and only then shall Algal be entitled to sell the Products to third parties; provided, however, that Algal’s right to sell the Products to such third parties shall exist only for the purpose of selling the Products listed in the specific Availability Notice that RMI had been unable or failed to purchase.

b.

Right of RMI to Purchase Products from Third Parties.  In the event that Algal (i) fails to make available all of its output of the Products, (ii) Algal fails to meet RMI’s supply needs for the Products a period of ninety (90) consecutive days, or (iii) fails to honor RMI’s right of first purchase, then, and only then, shall RMI be entitled to buy Products from third parties; provided, however, that RMI’s right to buy Products from such third parties shall exist only for the purpose of purchasing the specific Products that Algal had been unable or failed to produce. In addition to the foregoing, as an additional requirement to maintain exclusivity, Algal shall maintain RMI as its exclusive purchaser for the Products, so long as RMI purchases greater than fifty percent (50%) of Algal’s normal production capacity, notwithstanding the language of Section 3.

6.

Marketing Initiatives.

a.

Overall Program.  RMI will create, develop and manage the market impact for the Products in conjunction with, working with, and on behalf of Algal.  This process shall include the creation, orchestration and management of collaborative and mutually beneficial proprietary-type sourcing relationships that include the branding, licensing, marketing and distributing of such products to provide highly effective and desirable benefits to consumers through powerful, efficient and effective consumer focused marketing programs. Using multifaceted, multi-channel, coordinated and synchronized promotion and branding strategies, RMI shall create demand-pull-through market programs, extending from source to consumer, facilitating simultaneous and sequential multiple channels, categories and paths of supply to deliver product benefits to the largest population of consumers while minimizing the market shrinkage consequences from negative competitive conflicts.  RMI’s marketing strategy will follow the general terms described in Exhibit B and the general global market development strategy similar to such strategy described in Exhibit C, in both cases at RMI’s sole and exclusive expense.  RMI shall act in accordance with the marketing strategy and market development strategy, as agreed between the parties and as modified from time to time, to conduct the included marketing and market development activities, all at RMI’s cost.

b.

Support.  Algal shall provide RMI with such sourcing, technical, clinical and scientific materials that RMI reasonably requests to enable RMI to market the Products.  Algal will be responsible for the development of primary sales and marketing support literature.

c.

Inquiries.  So long as the exclusivity provisions herein are still in effect and RMI is not in breach of this Agreement, Algal will refer any and all accounts and account inquiries it receives regarding the Products to RMI.

d.

Branding.  RMI shall utilize branding, co-branding and re-branding or alternate branding strategies to capitalize on customer, market and/or channel specific business opportunities and protect the “nature” of semi-exclusive arrangements that RMI will create to manage market growth and competitive influences.  Algal shall monitor and ensure compliance with all RMI customer license agreements related to RMI’s use of any Algal Products.

7.

Trademark.  RMI hereby agrees that it shall conspicuously place Algal’s product trademark(s) on the label of all RMI products and/or RMI customers’ products, which are also the subject of a separate trademark licensing agreement, that are manufactured, produced, or derived in any way from Products received from Algal.  For the term of this Agreement, Algal grants RMI the exclusive, non-transferable right to use its trademarks, trade names, and logos solely for the purposes of performing its obligations under this Agreement and solely as approved by Algal in writing in each instance; provided, however, that RMI’s exclusive license shall become non-exclusive in the event that RMI loses exclusivity under Section 5(a); and provided, further, that the loss of exclusivity hereunder and the non-transferability shall not affect the terms and conditions of any relationships between RMI and its customers.  RMI shall not use any of the trademarks, trade names, logos or other intellectual property developed by Algal and/or RMI for use in connection with the Products with any other products or materials sourced from any other party, unless such products contains the exact same quality and characteristics as the Products.

8.

Representations and Warranties.

a.

Algal’s Representations.  Algal represents and warrants that as of the Effective Date:

i.

it is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona;

ii.

all corporate acts required to execute and deliver this Agreement have been duly taken;

iii.

the execution, delivery and performance constitutes a valid and binding obligation of Algal, enforceable against it in accordance with its terms;

iv.

the execution and delivery of this Agreement, and the performance of its obligations hereunder, does not require the consent of any third party and will not violate any agreement, contract, license or permit to which Algal is a party or its organizational documents;

v.

it has the requisite knowledge and expertise, suitable facilities and qualified personnel to manufacture and/or produce the Products;

vi.

it has and will continue to maintain, during the term of this Agreement, legal capacity to manufacture and/or produce and sell the Products to RMI;

vii.

it shall manufacture (or have manufactured) all Products in accordance with all applicable governmental specifications and requirements, including those required by the Food and Drug Administration and/or the Environmental Protection Agency (EPA) of the United States of America;

viii.

it shall maintain current standards of quality with regard to all Algal Products, whether as stand alone or blended with other ingredients; and

ix.

it shall maintain product liability insurance of $1 million per event and have established processes and capabilities to handle product recalls if they occur.

b.

Algal’s Warranty.  Algal warrants that all containers employed in the packaging of the Products will be free from defect up to such time that the Products are made available to RMI.  If Products are destroyed or damaged due to a defect in packaging that existed prior to the time the Products are made available to RMI, Algal shall credit or refund to RMI the amount paid, if anything, for the portion of such Products that were destroyed or damaged, provided that RMI provides Algal with written notice, in reasonable detail, of the damage to the Products no later than thirty (30) days after the Availability Date and, if requested by Algal, RMI returns such authorized Products to Algal, at Algal’s risk and expense.  Algal shall have no liability hereunder unless written notice with reasonable detail of the damage to the Products is delivered as set forth in this section. EXCEPT FOR THE FOREGOING WARRANTY, THERE ARE NO REPRESENTATIONS, WARRANTIES OR PROMISES MADE BY ALGAL IN CONNECTION WITH THE PRODUCTION OR SALE OF THE PRODUCTS HEREUNDER, AND ALGAL MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, WHICH IS HEREBY EXPRESSLY DISCLAIMED. UNDER NO CIRCUMSTANCES SHALL ALGAL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR EXEMPLARY LOSSES OR DAMAGES

PERTAINING IN ANY WAY TO THE PRODUCTION OR SALE OF THE PRODUCTS UNDER THIS AGREEMENT, NOR SHALL ALGAL BE LIABLE OR RESPONSIBLE FOR OR WITH RESPECT TO ANY WARRANTY(IES), EXPRESS OR IMPLIED EXCEPT AS SET FORTH HEREIN. RMI’S  SOLE AND EXCLUSIVE REMEDIES WITH RESPECT TO DEFECTIVE CONTAINERS AND BREACH OF WARRANTY ARE SET FORTH ABOVE.

c.

RMI’s Representations.  RMI represents and warrants that as of the Effective Date:

i.

it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

ii.

all corporate acts required to execute and deliver this Agreement have been duly taken;

iii.

the execution, delivery and performance constitutes a valid and binding obligation of RMI, enforceable against it in accordance with its terms;

iv.

the execution and delivery of this Agreement, and the performance of its obligations hereunder, does not require the consent of any third party and will not violate any agreement, contract, license or permit to which RMI is a party or its organizational documents;

v.

it has the requisite knowledge and expertise, suitable facilities and qualified personnel to sell the Products;

vi.

it has and will continue to maintain, during the term of this Agreement, legal capacity to produce and sell the Products; and

vii.

any and all services rendered by RMI hereunder, including, without limitation, the marketing, branding and related services, shall be performed with no less than reasonable skill and care, consistent with industry standards.

9.

Confidential Information.

a.

Algal and RMI each acknowledge that they may be entrusted with information belonging to the other party during the term of this Agreement, including strategies and plans, contracts, financial information, record-keeping practices, policies and procedures, operational matters and practices, development and research work, marketing programs, plans, proposals, and other information about internal systems, processes, concepts, practices, and procedures (“Confidential Information”).  Each party will maintain the other party’s Confidential Information in a confidential manner by not disclosing such information to third parties and by protecting such information with no less care than such party protects its own Confidential Information, but at no times less than the prescribed standard of care.  A party’s disclosure of Confidential Information received from the other party will be limited to the recipient party’s agents, employees, subcontractors or potential subcontractors strictly on a need-to-know basis, and only after such persons have been informed of (and have agreed to be subject to) the confidentiality provisions contained herein.  The parties further agree that after the termination of this Agreement, for whatever reason and by whichever party, a party will not, directly or indirectly, use or disclose to any person or entity any Confidential Information described in this Agreement without the prior written consent of the other party.

b.

Return of Confidential Information.  All Confidential Information relating in any way to the business of the disclosing party that comes into the possession of the recipient party during the term of this Agreement are the property of the disclosing party.  To the extent possible, the recipient party will destroy or return all such information to the disclosing party on the termination of this Agreement, or at such earlier time as the disclosing party may reasonably request.  To the extent that certain Confidential Information cannot be destroyed or returned to the disclosing party, such information will continue to be governed by the confidentiality provisions of this Agreement.

c.

Survival.  The restrictions on disclosure of Confidential Information contained herein will survive any expiration or termination of this Agreement.

d.

Press Releases.  Notwithstanding the language in Section 9(a), (b), and (c), either party may issue a press release concerning this Agreement and the transactions contemplated herein, upon the express written consent of the other party.

10.

Term of Agreement.  The term of this Agreement shall commence as of the Effective Date and shall continue for a term of three (3) years, unless terminated sooner pursuant to the terms and conditions hereof.  After the expiration of the initial three (3) year term, this Agreement shall automatically renew for successive periods of one year, unless either party notifies the other party of its intent not to renew at least thirty (30) days prior to the expiration of the then-current term.

11.

Termination.  This Agreement will terminate upon the earlier of (a) the mutual written agreement signed by both parties, or (b) the occurrence of an Event of Default.  An “Event of Default” occurs if:

a.

RMI fails to comply with any of its obligations under Section 2 or Section 3 hereof 3 times in any consecutive 3 month period.

b.

RMI or Algal fails to comply with any of the other provisions or other agreements contained herein and the failure continues for a period of thirty (30) days after written notice to the defaulting party; provided, however, that any breach of the payment or confidentiality provisions hereunder shall be terminable immediately on written notice.

c.

Any representation or warranty made by RMI or Algal herein or otherwise in writing in connection with this Agreement shall be false or misleading in any material respect.

d.

RMI or Algal pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) or makes a general assignment for the benefit of its creditors.

e.

A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against RMI or Algal in an involuntary case, (ii) appoints a Custodian of RMI or Algal for all or substantially all of its property, or (iii) orders the liquidation of RMI or Algal, and, in each case, the order or decree remains unstayed and in effect for 60 days.

As used in this Section, “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of creditors, and “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

12.

Rights and Remedies.  If an Event of Default occurs and is continuing, RMI or Algal, whichever the case may be, may pursue any available remedy to enforce the performance of any provision of this Agreement.  A delay or omission by RMI or Algal in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.  Notwithstanding any termination of this Agreement, except for chronic product defects, RMI shall not be relieved of its obligation to pay for all Products ordered, shipped or delivered prior to termination and it shall be a precondition to effect the termination by RMI of this Agreement that RMI first makes payment for all Products theretofore ordered, shipped or delivered.  It is also acknowledged and agreed that those rights and obligations which, by their nature, are intended to survive such expiration or termination shall survive, including, without limiting the foregoing, the warranty provisions.

13.

Independent Contractor Relationship.  Neither party will, as a consequence of this Agreement, be considered an agent, employee or partner of the other party for any purpose.  Each party will act as an independent contractor and will not have any authority to bind the other party to any contract, agreement or obligation except as provided in this Agreement.  Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership or formal business entity of any kind, and the rights and obligations of the parties are exclusively set forth herein.

14.

Force Majeure.  Neither Algal nor RMI shall be responsible for any loss or damage resulting from any delay or failure in performing any provision of this Agreement, other than payment or refund obligations, if the delay or failure results from: (a) compliance with any law, ruling, order, regulation, requirement or instruction of any government or any department or agency thereof; (b) acts of God; or (c) fires, strikes, embargoes, war or riot. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary.  A force majeure event that last longer than sixty (60) days shall allow the party not affected by such event the right to terminate this Agreement on written notice to the other party.

15.

Indemnification.

a.

RMI shall fully indemnify, defend and hold harmless Algal for, from and against any and all liability, claims, damage, costs, loss or expense (including, without limitation, attorneys’ fees) and for injury or death of any person or loss of or damage to property incurred by Algal resulting in any way from (i) RMI’s use or sale of the Products in RMI’s various products, (ii) any acts or omissions, negligent or otherwise, on the part of RMI, its agents, employees, subcontractors or assignees, in connection with the performance of this Agreement or (iii) any and all liability that arises out of violations of applicable securities laws.  Upon notice of any such claim or suit, Algal shall immediately notify RMI and shall permit RMI at its cost to handle and control such claim or suit.  Algal shall have the right to participate in the defense of such claim or suit at its own expense.

b.

Algal shall fully indemnify, defend and hold RMI harmless for, from and against any and all liability damage, loss, cost or expense (including reasonable attorneys’ fees) resulting from any third party claims made or suit brought against RMI to the extent such claim or suit is caused by Algal’s breach of any its warranties set forth in this Agreement or is caused by Algal’s gross negligence or willful misconduct.  Upon notice of any such claim or suit, RMI shall immediately notify Algal and shall permit Algal at its cost to handle and control such claim or suit.  RMI shall have the right to participate in the defense of such claim or suit at its own expense.

c.

This Section shall survive termination of this Agreement.

16.

Limitation of Liability.  UNDER NO CIRCUMSTANCES, OTHER THAN THOSE DESCRIBED IN THIS AGREEMENT, WILL ALGAL BE LIABLE FOR PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, INCLUDING LOST PROFITS EVEN IF, UNDER APPLICABLE LAW, SUCH LOST PROFITS WOULD NOT BE CONSIDERED SPECIAL OR CONSEQUENTIAL DAMAGES.  THIS SECTION SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

17.

Insurance.  Algal and RMI shall each obtain and maintain, during the term of this Agreement, standard commercial insurance coverage with limits of liability not less than industry standards, including the other as an additional insured.  Algal and RMI shall furnish the other with a Certificate of Insurance, evidencing that such insurance is in effect and that the protection afforded thereunder shall not be cancelled, reduced, or materially altered until at least thirty (30) days’ prior written notice is sent by the insurance company or agent to both Algal and RMI, such notice being sent registered or certified mail.

18.

Facility Inspection.  RMI shall have the right, at reasonable intervals (but not more often than once every 6 months during the term of this Agreement) and on reasonable prior notice, during normal business hours, to inspect the facilities that Algal uses in the extraction, production, manufacturing, packaging, or storing of the Products.  Regardless of any comments or input made by RMI, Algal shall maintain the final responsibility to extract, produce, manufacture, package, and store the Products.  No inspections shall unduly interfere with Algal’s business or other operations.

19.

Assignment of Inventions. Any inventions, formulas, plans, discoveries, work, data, information, developments, logos, designs, including, without limitation, any and all intellectual property rights therein, including, without limitation, patents, copyrights, trademarks, and trade names, and any and all derivative works, modifications, accessions, amendments or changes thereof arising from or related to the Products under this Agreement (the “Works”) shall, immediately on creation, become the sole and exclusive property of Algal.  In addition, Algal hereby irrevocably owns and retains all right, title and interest in and to its Works. The parties expressly intend for the Works to be considered “work made for hire” under the United States Copyright Act and entirely assigned, transferred and conveyed to Algal.  To the extent that any court of competent jurisdiction determines that RMI retains any portion of the Works, RMI hereby irrevocably grants to Algal a perpetual, exclusive, royalty-free license to use, commercially exploit and create derivative works of the Works held to have been retained by RMI.

20.

General Provisions.

a.

Assignment.  Neither party may assign this Agreement without the prior written consent of the other party.  Any attempted assignment in contravention hereof shall be null and void.  Notwithstanding the foregoing, Algal will have the right to assign the Agreement in whole to any successor of such party by way of merger or consolidation or the acquisition of substantially all of the assets of Algal without the prior written consent of RMI.

b.

Waiver.  No waiver of any provision of this Agreement will be construed to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

c.

Notices.  All notices, demands or requests that are required or permitted to be given pursuant to this Agreement will be in writing.  Unless otherwise provided in this Agreement, notices will be delivered personally, by commercial carrier, by fax with a machine generated confirmation sheet or by registered or certified mail, postage prepaid, addressed to a party as stated below:

If addressed to Algal, addressed as follows:

Algal Technologies, Inc.

P.O. Box 1509

Overgaard, Arizona 85933

Attention:  Andrew D. Ayers, CEO

with a copy to:

Gallagher & Kennedy, P.A.

2575 East Camelback Road

Phoenix, Arizona 85016

Attention: Steven T. Lawrence, Esq.

or to such other address as Algal may advise RMI in writing and to RMI addressed as follows:

Raw Materials, Inc.

3725 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

Attention:  Frank Rizzo, President

or to such other address as RMI may advise Algal in writing.  Notice given personally or by commercial carrier is effective upon delivery.  Notice given by fax with a machine generated confirmation sheet is effective upon sending.  Notice given by United States mail is effective the third United States Post Office delivery day after the date of mailing.

d.

Entire Agreement.  This Agreement constitutes the parties’ entire agreement with respect to the subject matter hereof, supersedes all prior agreements or understandings (whether written or oral) between the parties, and may not be modified or amended in any manner other than as set forth herein.

e.

Modifications and Amendments. No amendment or modification of this Agreement will be valid unless the amendment or modification is in writing and signed by all the parties.

f.

Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Arizona.

g.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

h.

Severability.  If any provision of this Agreement is found to be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof will not be affected and will be enforceable to the fullest extent permitted by law.

i.

Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

j.

Representation by Counsel; Interpretation.  Each of the parties has been represented by or has had the opportunity to be represented by legal counsel of its own choice.  This Agreement has been negotiated among the parties and if there is any ambiguity, no presumption construing the Agreement against any party shall be imposed because this Agreement was prepared by counsel for the parties or counsel for Algal.  The law firm of Gallagher & Kennedy, P.A. has represented Algal in connection with the drafting, negotiation, execution, and delivery of this Agreement, and RMI has been strongly advised to retain its own counsel in connection with advice regarding such matters.  Because of the inherent conflict of interest that would exist if Gallagher & Kennedy, P.A. were to represent RMI to this Agreement, the firm has not represented RMI.

[Signature blocks appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Output Agreement as of the date first set forth above.

RAW MATERIALS, INC., a Nevada corporation

By:

/s/ Frank W. Rizzo

Its:

President

ALGAL TECHNOLOGIES, INC., an Arizona corporation

By:

/s/ Glen Galster

Its:

President

EXHIBIT A

“INCOTERMS 2000”

EXW

EX WORKS

“Ex works” means that the seller delivers when he places the goods at the disposal of the buyer at the seller’s premises or another named place (i.e. works, factory, warehouse, etc.) not cleared for export and not loaded on any collecting vehicle.

This term thus represents the minimum obligation for the seller, and the buyer has to bear all costs and risks involved in taking the goods from the seller’s premises.

However, if the parties wish the seller to be responsible for the loading of the goods on departure and to bear the risks and all the costs of such loading, this should be made clear by adding explicit wording to this effect in the contract of sale.  This term should not be used when buyer cannot carry out the export formalities directly or indirectly.  In such circumstances, the FCA term should be used, provided the seller agrees that he will load at his cost and risk.

A

THE SELLER’S OBLIGATIONS

A1

Provision of goods in conformity with the contract

The seller must provide the goods and the commercial invoice, or its equivalent electronic message, in conformity with the contract of sale and any other evidence of conformity which may be required by the contract.

A2

Licenses, authorizations and formalities

The seller, in addition to standard operational procedures incurred in the normal course of its existing business, must render the buyer, at the latter’s request, risk and expense, every assistance in obtaining, where applicable any export license or other official authorization necessary for the export of the goods.

A3

Contracts of carriage and insurance

a)

Contract of carriage

No obligation.

b)

Contract of insurance

No obligation.

A4

Delivery

The seller must place the goods at the disposal of the buyer at the named place of delivery, not loaded on any collecting vehicle, on the date or within the period agreed or, if no such time is agreed, at the usual time for delivery of such goods.  If no specific point has been agreed within the named place, and if there are several points available, the seller may select the point at the place of delivery which best suits his purpose.

A5

Transfer of risks

The seller must, subject to the provisions of B5, bear all risks of loss of or damage to the goods until such times as they have been delivered in accordance with A4.

A6

Division of costs

The seller must, subject to the provisions of B6, pay all costs related to the goods until such time as they have been delivered in accordance with A4.

A7

Notice to the buyer

The seller must give the buyer sufficient notice as to when and where the goods will be placed at buyer’s disposal.

A8

Proof of delivery, transport document or equivalent electronic message

No obligation.

A9

Checking – packaging - marking

The seller must pay the costs of those checking operations (such as checking quality, measuring, weighing and counting) which necessary for the purpose of placing the goods at the buyer’s disposal.

The seller must provide at his own expense packaging (unless it is usual for the particular trade to make the goods of the contract unpacked) which is required for the transport of the goods, to the extent that the circumstances relating to the transport (for example modalities, destination) are made known to the seller before the contract of sale is concluded.  Packaging is to be appropriately marked.

A10

Other obligations

The seller must render the buyer, at the latter’s request, risk and expense, every assistance in obtaining documents or equivalent electronic messages issued or transmitted in the country of delivery and/or of origin  which the buyer may require for the export and/or import of the goods and, where necessary, for their transport through any country.

The seller must provide the buyer, upon request, with the necessary information for procuring insurance.

B

THE BUYER’S OBLIGATIONS

B1

Payment of the price

The buyer must pay the price as provided in the contract of sale or as otherwise as mutually agreed upon.

B2

Licenses, authorizations and formalities

The buyer must obtain at his own risk and expense any export and import license or other official authorization and carry out, where applicable, all customs formalities for the export of the goods.

B3

Contracts of carriage and insurance

a)

Contract of carriage

No obligation.

b)

Contract of Insurance

No obligation.

B4

Taking delivery

The buyer must take delivery of the goods when they have been delivered in accordance with A4 and A7/B7.

B5

Transfer of risks

The buyer must bear all risks of loss of or damage to the goods from the time they have been delivered in accordance with A4; and from the agreed date or the expiry date of any period fixed for taking delivery which arise because he fails to give notice in accordance with B7, provided, however, that the goods have been duly appropriated to the contract, that is to say clearly set aside or otherwise identified as the contract goods.

B6

Division of costs

The buyer must pay:

a)

all costs relating to the goods from the time they have been delivered in accordance with A4; and

b)

any additional costs incurred by failing either to take delivery of the goods when they have been placed at his disposal, or to give appropriate notice in accordance with B7 provided, however, that the goods have been duly appropriated to the contract, that is to say, clearly set aside or otherwise identified as the contract goods; and

c)

where applicable, all duties, taxes and other charges as well as the costs of carrying out customs formalities payable upon export.

The buyer is obligated, at the seller’s request, to reimburse all costs and charges above those routinely incurred by the seller in rendering assistance in accordance with A2.

B7

Notice to the seller

The buyer must, whenever he is entitled to determine the time within an agreed period and/or the place of taking delivery, give the seller sufficient notice thereof.

B8

Proof of delivery, transport document or equivalent electronic message

The buyer must provide the seller with appropriate evidence of having taken delivery.

B9

Inspection of goods

The buyer must pay the costs of any pre-shipment inspection, including inspection mandated by the authorities of the country of export.

B10

Other obligations

The buyer must pay all costs and charges incurred in obtaining the documents or equivalent electronics messages mentioned in A10 and reimburse those incurred by the seller in rendering his assistance in accordance therewith.

EXHIBIT B

MARKETING STRATEGY

The following strategy, in general terms, includes examples of some (but not all) of the means by which RMI will expand the market:

Phase 1a: This phase usually lasts at least 12 months based on market response rates and business growth profiles…the more successful, the longer the duration. However, alternate branding strategies allow for sequential multiple channel development campaigns even during a prolonged and successful DR campaign.

Kick-off: Possible T.V. Infomercial (DR) for stand alone or formulated finished product with Algal Products.

Rolling/sequential PR campaign including, VNR, T.V & radio ‘NEWS’ interviews with “source scientists” (referencing the ‘ingredient’ by its scientific code name)

Radio Infomercials using source doctor interviews

Phase 1b: 3 – 6 months into DR campaign - Professional/clinical Market introduction for Algal Products

Phase 1b: About 6 months into DR campaign, launch alternate brand into the Natural Products retail market. The retail launch will be primed by a PR campaign in concert with strategic market partners (customers) advertising to consumers in their markets.

PHASE 1B - 2 MARKET EXPANSION – STRATEGIC MARKET-PARTNER OBJECTIVES FOR BULK CUSTOMERS

1.

Protect and incentivize the semi-exclusive opportunity for select market partners (maintain specific distribution ‘territories’ and formula protection for pioneering accounts – No more than 2-4 BIG accounts per channel/category per brand)

2.

Create and build Brand Value and Recognition for respective channels

Normally, limited exclusivity extends from 6 months to one year, or gives a one advanced season (for seasonal products) advantage. (It is unrealistic for one company to think they can meet the market needs of one or more segments…at all! In today’s market environment, a few key introductory players, in more than one market segment, are essential to create the greatest success and largest market equity.)

The actual launch will be a concert of promotional activities that will include (in a strategic sequence):

To Retailers (strategically timed):

o

Trade Ads

o

Internet Ads and Support

o

Manufacturer/Distributor to Retailer Sales Calls

o

Sales Rep incentives

o

Retailer audio/visual loop tapes

o

Floor/Counter Displays

o

Retailer Purchase Incentives (i.e. discounts, prizes, rebates, drawings, trips, etc.)

To Consumers (strategically timed):

o

Magazine Ads

o

Magazine Articles

o

Booklets/books

o

Radio Ads

o

Video News Release (VNR)

o

Internet Ads

Phase 1b-2: Establish MLM customer(s) (no more than 3) with a proprietary branded version of Algal Products for MLM use only. Source Scientists participate in the launch and training for MLM customer(s). (If there are multiple customers, each gets a unique multiple ingredient formula to better ensure the image of proprietary protection)

Phase 2 – 12 months +: Begin mass market introduction of Algal Products, depending on “Call To Action” response rates. Tag retail outlet names on infomercial during DR energy fade stage.

Begin Shopping channel DR sales with alternate brand for powdered and/or liquid

PHASE 2

Select Key Phase 2 Players for market entry and expansion. Limited Private Label entry is allowed at this phase. (Always protect the market equity of the pioneers.)

Phase 3

Probably begins about 12 months after Phase 2. Phase 3 account selection will be somewhat more open, but still as careful as needed to prevent market erosion.

EXHIBIT C

GLOBAL MARKET DEVELOPMENT STRATEGY

Market Selection, Branding & Pricing Strategy:

•

Select strategic market partners in specific channels (i.e. Natural Foods Retail, MLM, Professional/Clinical markets – Subdivide into Modality market segments, Mass Market, etc.)

•

Segregate and feature different brands based on different market segments and/or channels: Natural Products Retail, Specialty Products/Markets, Mainstream Mass Market, Network Marketing, Mail Order (MO), Direct Response (also a MO venue)

•

Establish a MSRP for various brands in their respective channels. Try to maintain reasonable parity between channel/customer prices on a standalone ingredient basis. (Multiple ingredient formulations allow some range of pricing flexibility).

•

For Bulk Sales, Identify the Channels of Distribution within each segment for each product category and the profit requirements accordingly. Ex: Retail Natural Products Market (must allow for multiple levels of MarkUps within the channel). Hypothetical (realistic) Mark up Factors over the production or purchase cost include:

1.

Raw material Manufacturer/Processor/Supplier (Minimum 50%)

2.

Raw material Sales/Marketing Agency/Broker (10 – 15%)

3.

Contract manufacturer (Max 30%)

4.

Finished Product Marketer/Finished Product Manufacturer [The Finished Product Brand] (40 – 65%)

5.

Broker (10 – 15%)

6.

Distributor (20 – 30%)

7.

Retailer (35 – 65%)

8.

Consumer

Phase 1: Hypothetical Price Scenario for Infomercial model – SMRP = $49.95

Finished Product Cost: $10 (without knowing the actual ingredient costs, estimated at 20% of sales (based on experience & accounting records) includes actual purchase cost along with General, Administrative, executive and estimated business operations costs)

Distribution Expense: $  7.50 (~15% of sales price)

Infomercial + Talent:

$10.00 (Infomercial = 18%; Talent = 2%)

Net Direct Profit $22.45 (Not included are the Website development & maintenance fees, payroll, Conventions, Travel expenses, Printing and Publications and PR costs).

When all costs are added the loss for year one is $ 440,079. (See attached Excel spread sheet - Exhibit  D)

Within the realm of bulk sales to strategic market partners (or anybody), the normal rule of thumb is the consumer price (SMRP) should be about 7-10 times the cost of ingredients plus bottle & label (this jives with MLM and DR pricing as well). This is necessary to mount and maintain sufficient market development activities (This is NOT a discount line model, since they basically follow market growth; not create it). Since the ingredient cost is unknown at this time, a deductive model is used to estimate hypothetical costs. RMI should also be able to have a minimum 50% gross profit as well; to initiate and support customer incentives including customer co-op marketing programs, spiffs, coupons, PR, etc. (where, for the most part, raw material concessions are used as co-op currency; rather than cash). This is also necessary for the price shrinkage/reductions that will occur over time AND the pricing pressures imposed by the Mass Market. (other than Infomercial phase 2 distribution).

Phase 1b- 2: Hypothetical Scenario for Bulk Customer Retail Distribution – SMRP - $49.95

Finished Product Cost. $10 (Without knowing actual ingredient costs).

Bulk Business Retail Channel Distribution must allow for brokers and/or distributors in the process.

Based only on the SMRP of $49.95 (regardless of bottle size/dose/duration, etc.), working backwards, the following distribution markups (and profit scenarios) are those that need to be accommodated within the pricing structures to bring the product to market and affect product pricing as follows:

Finished Product Consumer Price

$49.95

Retailer (35 – 65% Gross Margin):

$29.95 (using ~40% gross profit)

Distributor (20 – 30% Gross Margin):

$23.95 (using ~20% Distributor fee)

Broker (10 – 15% Gross Margin):

$21.50 (using ~10% Broker fee) (Some manufacturers sell direct to retailers, allowing for some flexibility in price structures, but that is usually AFTER the bulk sale. And, in some cases either a broker or distributor will be used solely.)

Finished Product Brand (bulk) Customer (i.e. Natrol, Nature’s Plus, Bluebonnet, Solgar, Twin Labs, Nature’s Way, MuscleTech, etc) (40-60% profit requirement): $10.75 (using ~50%)

$10.75 per bottle is the lowest possible selling price that can be allowed for a Algal Products finished product with a bulk customer (assuming a $49.95 SMRP) when distributed through a conventional channel. All of the combined go-to-market costs to create and support ‘branded’ bulk sales of Algal Products need to be able to fit into this model to allow a reasonable ROI for each player in the channel. By the way, most manufacturers want to keep the price per bottle below $5.50 each. (hence the need for the 7-10X markup)

Hypothetical Scenario for Bulk Customer Professional Distribution – SMRP $49.95

Professional Channel Distribution must allow for brokers and/or distributors as well and is basically similar to the retail model above.

Collateral support materials Development: Includes  Ads, brochures, Video News Release, lay articles, books, technical bulletins, label guidelines, specs, MSDS, Cs of A, Infomercial. Advermercial, etc.

•

Identify media vehicles and costs for trade and consumer marketing activities.

•

Develop co-op ad program as an incentive to participate and assist in customer’s aggressive marketing activities (compensate in raw material concessions where possible).

•

Determination of Co-op budget includes:

o

Cost of Ad Campaign

o

Duration of Ad Campaign (Intensity of Ad Campaign)

o

Cost of Ingredient

o

Dollars of Profit per Kilo

o

Cost of finished product

o

Dollars of Profit per unit of finished product

o

Anticipated Sales Volume in Kilos

EXHIBIT D

PRICE SCENARIO

[See attached spreadsheet.]

PHASE 1 PERIOD (MONTH)	1	2	3	4	5	6	7	8	9	10	11	12	TOTAL YEAR 1
CUSTOMERS	250	750	3,250	5,575	6,325	7,075	7,825	8,575	9,325	10,075	10,825	11,575
SALES	12,250	36,750	159,250	273,175	309,925	346,675	383,425	420,175	456,925	493,675	530,425	567,175	3,989,825
COST OF GOODS
PRODUCT	2,450	7,350	31,850	54,635	61,985	69,335	76,685	84,035	91,385	98,735	106,085	113,435	797,965
DISTRIBUTION	1,838	5,513	23,888	40,976	46,489	52,001	57,514	63,026	68,539	74,051	79,564	85,076	598,474
INFOMERCIAL + TALENT	2,450	7,350	31,850	54,635	61,985	69,335	76,685	84,035	91,385	98,735	106,085	113,435	797,965

TOTAL COST OF GOOD SOLD	6,738	20,213	87,588	150,246	170,459	190,671	210,884	231,096	251,309	271,521	291,734	311,946	2,194,404

GROSS PROFIT ON SALES	5,513	16,538	71,663	122,929	139,466	156,004	172,541	189,079	205,616	222,154	238,691	255,229	1,795,421

EXPENSES
CONSULTING/PAYROLL
MANAGEMENT	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	33,333	400,000
Branding	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	75,000
Customer Service/ Clinical	47,500	47,500	47,500	47,500	47,500	47,500	47,500	47,500	47,500	47,500	47,500	47,500	570,000
DISTRIBUTION	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	60,000
Admin/Accounting/Legal	37,500	37,500	37,500	37,500	37,500	37,500	37,500	37,500	37,500	37,500	37,500	37,500	450,000
TAXES & BENEFITS	12,958	12,958	12,958	12,958	12,958	12,958	12,958	12,958	12,958	12,958	12,958	12,958	155,500
TOTAL CONSULTING/PAYROLL	142,542	142,542	142,542	142,542	142,542	142,542	142,542	142,542	142,542	142,542	142,542	142,542	1,710,500
MARKETING
WEBSITE DEVELOPMENT	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	75,000
PRINTING & PUBLICATIONS	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	100,000
TRAVEL	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,000
M&E	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	200,000
TOTAL MARKETING COSTS	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	425,000
ADMIN/OFFICE EXPENSES
OFFICE RENT	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	12,000
UTILITIES	208	208	208	208	208	208	208	208	208	208	208	208	2,500
TELEPHONE	625	625	625	625	625	625	625	625	625	625	625	625	7,500
COMPUTER	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	2,083	25,000
SUPPLIES	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	15,000
TOTAL ADMIN/OFFICE	5,167	5,167	5,167	5,167	5,167	5,167	5,167	5,167	5,167	5,167	5,167	5,167	62,000
TOTAL EXPENSES	183,125	183,125	183,125	183,125	183,125	183,125	183,125	183,125	183,125	183,125	183,125	183,125	2,197,500

NET INCOME (LOSS)	(177,613)	(166,588)	(111,463)	(60,196)	(43,659)	(27,121)	(10,584)	5,954	22,491	39,029	55,566	72,104	(402,079)

PHASE 1 PERIOD (MONTH)	15	16	17	18	19	20	21	22	23	24	TOTAL YEAR 2
CUSTOMERS	13,825	14,575	15,325	16,075	16,825	17,575	18,325	19,075	19,825	20,575
SALES	677,425	714,175	750,925	787,675	824,425	861,175	897,925	934,675	971,425	1,008,175	9,672,600
COST OF GOODS
PRODUCT	135,485	142,835	150,185	157,535	164,885	172,235	179,585	186,935	194,285	201,635	1,934,520
DISTRIBUTION	101,614	107,126	112,639	118,151	123,664	129,176	134,689	140,201	145,714	151,226	1,450,890
INFOMERCIAL + TALENT	135,485	142,835	150,185	157,535	164,885	172,235	179,585	186,935	194,285	201,635	1,934,520

TOTAL COST OF GOOD SOLD	372,584	392,796	413,009	433,221	453,434	473,646	493,859	514,071	534,284	554,496	5,319,930

GROSS PROFIT ON SALES	304,841	321,379	337,916	354,454	370,991	387,529	404,066	420,604	437,141	453,679	4,352,670

EXPENSES
CONSULTING/PAYROLL
MANAGEMENT	34,333	34,333	34,333	34,333	34,333	34,333	34,333	34,333	34,333	34,333	412,000
Branding	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	6,438	77,250
Customer Service/ Clinical	48,925	48,925	48,925	48,925	48,925	48,925	48,925	48,925	48,925	48,925	587,100
DISTRIBUTION	5,150	5,150	5,150	5,150	5,150	5,150	5,150	5,150	5,150	5,150	61,800
Admin/Accounting/Legal	38,625	38,625	38,625	38,625	38,625	38,625	38,625	38,625	38,625	38,625	463,500
TAXES & BENEFITS	13,347	13,347	13,347	13,347	13,347	13,347	13,347	13,347	13,347	13,347	160,165
TOTAL CONSULTING/PAYROLL	146,818	146,818	146,818	146,818	146,818	146,818	146,818	146,818	146,818	146,818	1,761,815
MARKETING
WEBSITE DEVELOPMENT	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	6,250	75,000
PRINTING & PUBLICATIONS	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	8,333	100,000
TRAVEL	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,000
M&E	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	16,667	200,000
TOTAL MARKETING COSTS	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	35,417	425,000
ADMIN/OFFICE EXPENSES
OFFICE RENT	1,030	1,030	1,030	1,030	1,030	1,030	1,030	1,030	1,030	1,030	12,360
UTILITIES	215	215	215	215	215	215	215	215	215	215	2,575
TELEPHONE	644	644	644	644	644	644	644	644	644	644	7,725
COMPUTER	2,146	2,146	2,146	2,146	2,146	2,146	2,146	2,146	2,146	2,146	25,750
SUPPLIES	1,288	1,288	1,288	1,288	1,288	1,288	1,288	1,288	1,288	1,288	15,450
TOTAL ADMIN/OFFICE	5,322	5,322	5,322	5,322	5,322	5,322	5,322	5,322	5,322	5,322	63,860
TOTAL EXPENSES	187,556	187,556	187,556	187,556	187,556	187,556	187,556	187,556	187,556	187,556	2,250,675

NET INCOME (LOSS)	117,285	133,823	150,360	166,898	183,435	199,973	216,510	233,048	249,585	266,123	2,101,995